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                                                                    EXHIBIT 10.1

                          DELPHI FINANCIAL GROUP, INC.
             2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

1. PURPOSES

The purposes of the 2003 Long-Term Incentive and Share Award Plan are to advance the interests of Delphi Financial Group, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates and other participants upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

     (A) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 30% of the combined voting power of all classes of stock of such entity or at least 30% of the ownership interests in such entity.

     (B) "AWARD" means any Option, Restricted Share, Restricted Share Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

     (C) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

     (D) "BOARD" means the Board of Directors of the Company.

     (E) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     (F) "COMMITTEE" means the Stock Option and Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

     (G) "COMPANY" means Delphi Financial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

     (H) "ELIGIBLE PERSON" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) another individual who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its Subsidiaries or Affiliates. Notwithstanding any provision of this Plan to the contrary, an Award may be granted to an employee, in connection with his or her hiring, prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services.


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     (I) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (J) "FAIR MARKET VALUE" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the applicable date (or, if the Shares were not traded on that day, the next preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially reported on such exchange.

     (K) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (L) "NQSO" means any Option that is not an ISO.

     (M) "OPTION" means a right, granted under Section 5(b), to purchase Shares.

     (N) "OTHER SHARE-BASED AWARD" means a right, granted under Section 5(e), that relates to or is valued by reference to Shares.

     (O) "PARTICIPANT" means an Eligible Person who has been granted an Award under the Plan.

     (P) "PLAN" means this 2003 Employee Long-Term Incentive and Share Award
Plan.

     (Q) "RESTRICTED SHARES" means an Award of Shares under Section 5(c) that may be subject to certain restrictions and to a risk of forfeiture.

     (R) "RESTRICTED SHARE UNIT" means a right, granted under Section 5(d), to receive Shares or cash at the end of a specified deferral period.

     (S) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (T) "SHARES" means Class A common stock, $.01 par value per share, of the Company.

     (U) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. ADMINISTRATION

     (A) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (I) to select Eligible Persons to whom Awards may be granted;

          (II) to designate Affiliates;

          (III) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for


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lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (IV) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

          (V) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

          (VI) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

          (VII) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (VIII) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

          (IX) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

          (X) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

          (XI) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (B) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including but not limited to the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

     (C) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (D) LIMITATION ON COMMITTEE'S DISCRETION. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the amount


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of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such qualified performance-based compensation.

4. SHARES SUBJECT TO THE PLAN

     (A) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 3,500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of shares to which outstanding Awards then relate, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (B) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 750,000 Shares, and (ii) with respect to Restricted Shares, Restricted Share Units or Other Share-Based Awards intended to qualify as qualified performance-based compensation within the meaning of Section 162(m) of the Code, shall be the equivalent of 225,000 Shares during a calendar year to any Eligible Person under this Plan.

     (C) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares or the value thereof such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including but not limited to the adjustment, in such manner as it may deem equitable, of any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, subject to the limitations set forth in Section 3(d) and Section 7 hereof, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

     (D) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. SPECIFIC TERMS OF AWARDS

     (A) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

     (B) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:


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          (I) EXERCISE PRICE. The exercise price per Share purchasable under an
Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

          (II) OPTION TERM AND EXERCISE PERIOD. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option. The last day of the term of an Option shall be referred to herein as its "Expiration Date." Subject to Sections 5(b)(iii) through 5(b)(vi), Options may be exercised by a Participant only for so long as such Participant is employed by the Company.

          (III) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Unless otherwise specified in an Award Agreement, in the event that the employment of a Participant by the Company, its Subsidiaries or Affiliates shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within ninety (90) days after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (IV) DEATH OR DISABILITY. Unless otherwise specified in an Award Agreement, in the event a Participant shall die or become disabled while in the employ of the Company, a Subsidiary or an Affiliate, Options may be exercised at any time within one (1) year after the Participant's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Participant or a representative, or in the case of death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. Whether a Participant shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (V) DISCHARGE FOR CAUSE. If a Participant is discharged for cause, all unexercised Options shall terminate as of the date of discharge. Whether a Participant is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (VI) RETIREMENT. Notwithstanding the provisions of Section 5(b)(iii) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Participant to exercise Options up to one (1) year following the Participant's retirement under the Company's, its Subsidiary's or its Affiliate's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

          (VII) NON-EMPLOYEE OPTIONEES. Section 5(b)(ii) (except for the first sentence thereof) through (vi) shall not apply with respect to Options having been granted to a Participant who is not an employee of the Company, a Subsidiary, or an Affiliate (a "Non-Employee Optionee"). In the case of any such Options, the Award Agreement shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

          (VIII) RIGHT OF COMPANY. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Award Agreement at the time of grant or thereafter) the Company


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may, but is not obligated to, purchase unexercised Options held by such
Participant and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of the Shares underlying such Option (to the extent that such Options would have been exercisable by the Participant upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Award Agreement at the time of grant or thereafter), less (ii) the aggregate exercise price under such option.

          (IX) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, unless otherwise determined by the Committee that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

          (X) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

     (C) RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

          (I) ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If Restricted Shares are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Shares shall be issued in accordance with the provisions of Section 7 below.

          (II) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

          (III) CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

          (IV) DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be


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subject to restrictions and a risk of forfeiture to the same extent as the
Restricted Shares with respect to which such Shares or other property has been distributed.

     (D) RESTRICTED SHARE UNITS. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

          (I) AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If Restricted Share Units are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Share Units shall be issued in accordance with the provisions of Section 7 below.

          (II) FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     (E) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(e).

6. CERTAIN PROVISIONS APPLICABLE TO AWARDS

     (A) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.


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     (B) TERM OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (C) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

     (D) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

     (E) NONCOMPETITION. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS

     (A) GENERAL. If the Committee determines that an award of Restricted Shares or Restricted Share Units or an Other Share-Based Award to be granted to a Participant should qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

     (B) PERFORMANCE GOALS GENERALLY. The performance goals for such Awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (C) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: appreciation in value of the Shares; total shareholder return; operating income or earnings; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; or net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

     (D) PERFORMANCE PERIOD; TIMING FOR ESTABLISHED PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "qualified performance-based compensation" under Section 162(m) of the Code.

     (E) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7.

     (F) WRITTEN DETERMINATION. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7 shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

8. CHANGE OF OWNERSHIP PROVISIONS

     (A) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Ownership, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Ownership, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Ownership.

     (B) DEFINITION OF CHANGE OF OWNERSHIP. For purposes of this Section 8, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
(3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

9. GENERAL PROVISIONS

     (A) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

     (B) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving anyone the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate anyone's employment or service at any time.

     (C) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

     (D) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants; provided, however, that any such amendment, alteration, suspension, discontinuance or termination shall be subject to the approval of the Company's shareholders (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. Notwithstanding the foregoing, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (E) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

     (F) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (G) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt or utilize such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (H) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company unless the Company, a Subsidiary or Affiliate shall determine otherwise.

     (I) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (J) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware, without giving effect to principles of conflict of laws thereof.

     (K) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of April 1, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

     (L) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.


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